SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




        Date of Report (Date of Earliest Event Reported) August 13, 2002
                                                         ---------------



                            R-B Rubber Products, Inc.
             (Exact name of registrant as specified in its charter)




             Oregon                                               93-0967413
             ------                                               ----------
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)



                 904 East 10th Avenue, McMinnville, Oregon 97128
                 -----------------------------------------------
               (Address of principal executive offices) (ZIP Code)


        Registrant's telephone number, including area code (503) 472-4691
                                                           --------------



                                 NOT APPLICABLE
                                 --------------
         (Former name or former address, if changed since last report.)

                    INFORMATION TO BE INCLUDED IN THE REPORT
                    ----------------------------------------

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On August 13, 2002, R-B Rubber Products, Inc. (the "Company") announced that its former auditors, Arthur Andersen LLP, has discontinued the practice of providing confirmatory letters with respect to the representations made by former clients in connection with reporting a change of independent auditors from Arthur Andersen LLP to a successor firm. A copy of the press release announcing this change is attached hereto as Exhibit 99.1. (The Company previously announced in a Form 8-K filed on July 12, 2002 that it would request that Arthur Andersen LLP issue such a letter.)

Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On August 13, 2002, the Company announced that it had entered into a definitive agreement and plan of merger (the "Agreement") with it principal shareholder, Dash-Multi Corp, Inc. ("Dash"), which provides for the acquisition of all shares held by shareholders other than Dash for a price of $2.80 net cash per share. Dash presently owns approximately 70% of the outstanding shares and other shareholders own approximately 967,000 shares. The Agreement also provides for payments to holders of outstanding in-the-money options. Closing of the merger is subject to satisfaction or waiver of customary closing conditions, including shareholder approval. Also, the Company announced that unaudited earnings for the fiscal year ended April 30, 2002 are expected to be between $610,000 and $660,000, compared with $435,119 for the fiscal year ended April 30, 2001. A copy of the press release announcing the merger transaction, earnings results and other matters is attached hereto as Exhibit 99.1.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.       Description
----------        -----------

99.1 Press Release of the Company dated August 13, 2002, incorporated by reference to the Company's Current Report on Form 8-K filed with the Commission on August 19, 2002





















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
SIGNATURES
----------


Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                            R-B RUBBER PRODUCTS, INC.


DATE:  August 19, 2002      BY:     /s/ PAUL M. GILSON
                                    ------------------
                                    Paul M. Gilson
                                    Executive Vice President and General Manager









































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
EXHIBIT INDEX
-------------

Exhibit No.       Description
----------        -----------

99.1 Press Release of the Company dated August 13, 2002, incorporated by reference to the Company's Current Report on Form 8-K filed with the Commission on August 19, 2002


















































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
                                  Exhibit 99.1
                       Press Release dated August 13, 2002

                 R-B Rubber Products Announces Merger Agreement

McMinnville, Ore., August 13, 2002 --R-B Rubber Products, Inc. (NASDAQ: RBBR) announced today that it has entered into a definitive agreement and plan of merger with its principal shareholder, Dash Multi-Corp, Inc., of St. Louis, Missouri which provides for the acquisition of all shares held by shareholders other than Dash for a price of $2.80 net cash per share. Dash presently owns approximately 70% of the outstanding shares and other shareholders own approximately 967,000 shares. The Agreement also provides holders of outstanding in-the-money stock options to receive cash equal to the difference between the respective exercise prices and $2.80 per share. All options with exercise prices greater than $2.80 per share will be cancelled. Completion of the transaction is subject to customary closing conditions, including approval by the shareholders at a special meeting the date of which will be announced at a subsequent time.

R-B Rubber also announced that unaudited earnings for the fiscal year ended April 30, 2002 are expected to be between $610,000 and $660,000, compared with $435,119 for the fiscal year ended April 30, 2001. Earnings per share are expected to be between $0.19 to $0.20 for the fiscal year ended April 30, 2002 compared with $0.13 for the fiscal year ended April 30, 2001. The release of the annual report for the April 30, 2002 fiscal year has been delayed as a result of a change in auditing firms as previously reported by the Company. The Company also reported that its former auditors, Arthur Andersen LLP, have discontinued the practice of providing confirmatory letters with respect to the representations made by former clients in connection with reporting a change of independent auditors from Arthur Andersen to a successor firm.

R-B Rubber Products, Inc. is a McMinnville, Oregon based manufacturer of quality rubber matting, coatings and related products. The Company's stock trades on the NASDAQ small cap market under the symbol "RBBR."

R-B Rubber expects to file a proxy statement with the U.S. Securities and Exchange Commission. R-B Rubber shareholders are urged to read the proxy statement when available because it will contain important information about R-B Rubber, Dash Multi-Corp. and the transaction. Investors and shareholders will be able to obtain copies of the proxy statement, when available, along with other documents filed by the companies with the SEC, free of charge, through the Web Site maintained by the SEC at http://www.sec.gov. Shareholders also can obtain, free of charge, copies of the proxy statement, when available, along with any documents filed by R-B Rubber by contacting R-B Rubber's Investor Relation Department.

This press release includes forward-looking statements. These statements are necessarily subject to risk and uncertainty, including those risk factors contained in its most recent reports on Forms 10-Q and 10-K. Actual results could differ materially from those projected in these forward-looking statements.

For further information contact:

R-B Rubber Products, Inc.
Don Overturf, Chief Financial Officer
503-472-4691



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